EXHIBIT 99.1

NEWS RELEASE

For Immediate Release
Contacts: Howard Kaminsky, Exec. VP-CFO
(818) 949-5386
Leigh Parrish, Financial Dynamics
(212) 850-5651
Rachel Albert, Financial Dynamics
(212) 850-5706

SPORT CHALET REPORTS SECOND QUARTER RESULTS

▪	Sales increase 12.7% for the quarter
▪	Same store sales increase 2.7%
▪	Including a recapitalization related charge of $7.8 million after-tax, net loss was $5.2 million
▪	Net income increased 62% to $2.6 million, excluding recapitalization charge

Los Angeles, California, November 8, 2005 - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced the results for its second quarter of fiscal 2006 ended September 30, 2005.

Craig Levra, Chairman and CEO, stated, “We are encouraged by our results in the second quarter of fiscal 2006 in which we generated strong top and bottom line increases, excluding the impact of the recapitalization. The Company’s recapitalization that was approved in September enables us to sustain our strong culture and core values as we continue to grow the business and also provides us with increased financial flexibility in the future. I am proud of the entire Sport Chalet team for maintaining the positive momentum we generated in the last year.”

Second Quarter Results
Sales increased 12.7% from $72.5 million for the three months ended September 30, 2004 to $81.7 million for the same period this year, with sales from five new stores contributing $6.9 million, or 10.7% of the increase. Same store sales increased 2.7% for the quarter. Two new stores were opened in the second quarter of fiscal 2005 and three new stores were opened in the third quarter of fiscal 2005.

Gross profit increased as a percent of sales from 30.7% for the three months ended September 30, 2004 to 31.8% for the same period this year. The increase was primarily due to better inventory assortments as well as an improvement in inventory shrinkage. Selling, general and administrative expenses as a percent of sales increased to 36.9% for the second quarter of fiscal 2006. The increase is related to the recapitalization approved by the Company’s stockholders which included the transfer of stock from the Company’s founder to certain members of management and which resulted in a charge of approximately $8.6 million. Excluding the effect of the recapitalization, SG&A as a percent of sales decreased from 27.0% for the three months ended September 30, 2004 to 26.4% for the same period this year. The improvement reflects new store opening expenses not incurred this year as compared to additional labor and advertising expenses associated with new store openings in 2004.

Net loss for the second quarter was $5.2 million, or $0.38 per diluted share, which includes an after-tax charge of $7.8 million, or $0.55 per diluted share, related to the recapitalization. Excluding the effect of the recapitalization, net income increased 63.7% from $1.6 million, or $0.11 per diluted share, for the three months ended September 30, 2004 to $2.6 million, or $0.19 per diluted share, for the same period this year.

The recapitalization completed during the second quarter of fiscal 2005 doubled the Company’s total number of shares outstanding. Therefore, the recapitalization had the same effect on earnings per share as a 2-for-1 stock split. The Company has presented below a summary of quarterly earnings per share results for fiscal 2005 as adjusted to reflect the recapitalization discussed above for the Class A and Class B Common Stock:

	Three months ended,
Class A and Class B	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005
Earnings per share:
Basic	$0.01	$0.12	$0.28	$0.06
Diluted	$0.01	$0.11	$0.26	$0.05

Six Month Results
For the six months ended September 30, 2005 sales increased 14.7% from $134.1 million for the six months ended September 30, 2004 to $153.9 million. Sales from five new stores contributed $14.3 million, or 10.6% of the total sales growth. Same store sales increased 3.7% for the six-month period. Two new stores were opened in the second quarter of fiscal 2005 and three new stores were opened in the third quarter of fiscal 2005.

Gross profit increased as a percent of sales from 29.9% for the six months ended September 30, 2004 to 30.7% for the same period this year primarily due to better inventory management. SG&A as a percent of sales increased to 33.0% primarily due to the recapitalization. Excluding the effect of the recapitalization SG&A as a percent of sales decreased from 27.6% for the six months ended September 30, 2004 to 27.4% for the same period this year.

Net loss for the six months ended September 30, 2004 was $4.8 million, or $0.36 per diluted share, which includes the aforementioned after-tax charge of $7.8 million, or $0.56 per diluted share, related to the recapitalization. Excluding the effect of the recapitalization, net income increased 77.1% from $1.7 million, or $0.12 per diluted share, for the six months ended September 30, 2004 to $3.1 million, or $0.22 per diluted share, for the same period this year.

New Store Openings
As the Company announced separately today, this month Sport Chalet will expand into its third state with the opening of three stores in Arizona. In addition, one additional Southern California store is expected to open in fiscal 2006. The Company also anticipates additional store expansion to continue, with four to eight stores planned for fiscal 2007, assuming timely construction by prospective landlords.

Craig Levra, Chairman and CEO, concluded, “Going forward, we continue to make progress on various initiatives that will further strengthen and expand our business. We remain committed to efficiently executing our growth plans and are on track to open three new stores in Arizona this month. We produced solid results in the first half of the year and we are confident that our proven business model and strategic initiatives will drive long-term shareholder value.”

Conference Call and Webcast
Sport Chalet will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the second quarter. The conference call can be accessed by dialing 800-821-1449 or via audio webcast at: www.earnings.com. A replay will be available through November 22, 2005 by dialing 877-519-4471 (passcode 6689930) and an archive of the webcast will be available for 90 days following the conclusion of the conference call.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 36 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

Non-GAAP financial measures
To supplement consolidated financial statements presented in accordance with GAAP, non-GAAP financial measures are used as the compensation and other expenses related to the recapitalization plan are not expected to reoccur and their exclusion provides a consistent comparison to past results. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures,” included at the end of this release.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004

Net sales	$81,732,263	$72,525,181	$153,876,658	$134,146,300
Cost of goods sold, buying and
occupancy costs	55,774,032	50,228,083	106,614,791	94,080,872
Gross profit	25,958,231	22,297,098	47,261,867	40,065,428

Selling, general and administrative
expenses	30,199,069	19,590,388	50,847,474	37,076,733
Income (loss) from operations	(4,240,838)	2,706,710	(3,585,607)	2,988,695

Interest expense	(13,149)	(47,616)	(15,036)	(90,907)
Income (loss) before taxes	(4,253,987)	2,659,094	(3,600,643)	2,897,788

Income tax provision	909,418	1,065,252	1,173,418	1,167,117
Net income (loss)	$(5,163,405)	$1,593,842	$(4,774,061)	$1,730,671

Class A and Class B
earnings (loss) per share:
Basic	$(0.38)	$0.12	$(0.36)	$0.13
Diluted	$(0.38)	$0.11	$(0.36)	$0.12

Weighted average number of
Class A and Class B
common shares outstanding:
Basic	13,454,298	13,359,180	13,413,332	13,357,262
Diluted	13,454,298	14,434,942	13,413,332	14,405,304

_________________
The recapitalization plan approved by the Company’s stockholders included the transfer of stock from the Company’s founder to certain members of management with a resulting charge to the 2005 selling, general and administrative expenses of $8.6 million and $8.7 million, primarily related to stock compensation and a reduction to net income of $7.8 million for the three and six month periods, respectively. In addition, all share and per share information has been adjusted to reflect the reclassification and stock dividend as discussed in footnote 1.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2005	2005
	(Unaudited)
Assets
Current assets:
Cash	$523,825	$6,176,689
Accounts receivable, less allowance of $172,000
at September 30, 2005 and $182,000 at March 31, 2005	1,974,569	1,462,042
Merchandise inventories	78,704,657	65,061,142
Prepaid expenses and other current assets	3,131,458	3,044,153
Deferred income taxes	3,747,806	3,915,079
Total current assets	88,082,315	79,659,105
Furniture, equipment and leasehold improvements – net	40,964,038	37,502,578
Deferred income taxes	2,496,450	1,550,753
Other assets	-	76,960
Total assets	$131,542,803	$118,789,396

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$30,983,224	$20,883,973
Salaries and wages payable	3,631,190	5,080,320
Income taxes payable	403,011	825,059
Other accrued expenses	10,795,837	9,753,575
Total current liabilities	45,813,262	36,542,927

Deferred rent	12,943,268	13,136,303
Stockholders’ equity
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 11,873,869
at September 30, 2005 and 11,700,794
at March 31, 2005	118,739	117,008
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,696,296
at September 30, 2005 and 1,671,571
at March 31, 2005	16,963	16,716
Additional paid-in capital	31,340,709	22,892,519
Retained earnings	41,309,862	46,083,923
Total stockholders’ equity	72,786,273	69,110,166
Total liabilities and stockholders’ equity	$131,542,803	$118,789,396

___________________
The recapitalization plan approved by the Company’s stockholders included the transfer of stock from the Company’s founder to certain members of management with a resulting contribution to capital of approximately $8.2 million. In addition, all share and per share information has been adjusted to reflect the reclassification and stock dividend as discussed in footnote 1.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended September 30,
	2005	2004
Operating activities
Net income (loss)	$(4,774,061)	$1,730,671
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock compensation	8,221,826	-
Depreciation and amortization	4,584,301	3,977,259
Loss on disposal of furniture, equipment and leasehold improvements	188,805	-
Deferred income taxes	(778,424)	(409,016)
Tax benefit on employee stock options	983,889	61,923
Changes in operating assets and liabilities:
Accounts receivable	(512,527)	(3,289,887)
Merchandise inventories	(13,643,515)	(22,452,960)
Prepaid expenses and other current assets	(87,305)	(241,162)
Bank overdraft	-	7,543,711
Accounts payable	10,099,251	18,219,551
Salaries and wages payable	(1,449,130)	(365,616)
Income taxes payable	(422,048)	538,881
Other accrued expenses	1,042,262	(1,048,996)
Deferred rent	(193,035)	3,162,222
Net cash provided by operating activities	3,260,289	7,426,581

Investing activities
Purchase of furniture, equipment and leasehold improvements	(8,234,566)	(9,181,045)
Other assets	76,960	13,633
Net cash used in investing activities	(8,157,606)	(9,167,412)

Financing activities
Payment of tax on shares exercised	(815,672)	-
Proceeds from exercise of stock options	60,125	40,398
Net cash provided (used) by financing activities	(755,547)	40,398

Decrease in cash and cash equivalents	(5,652,864)	(1,700,433)
Cash and cash equivalents at beginning of period	6,176,689	3,071,648
Cash and cash equivalents at end of period	$523,825	$1,371,215

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$1,390,000	$975,000
Interest	78,253	-

The following tables set forth statements of income data and relative percentages of net sales for the three months ended September 30, 2005 and 2004 (dollar amounts in thousands, except per share amounts).

	Three months ended September 30,

GAAP	2005		2004		Dollar	Percentage
	Amount	Percent	Amount	Percent	Increase	Increase
Net sales	$81,732	100.0%	$72,525	100.0%	$9,207	12.7%
Gross profit	25,958	31.8%	22,297	30.7%	3,661	16.4%
Selling, general and administrative expenses	30,199	36.9%	19,590	27.0%	10,609	54.2%
Income (loss) from operations	(4,241)	(5.2%)	2,707	3.7%	(6,948)	(256.7%)
Interest expense	(13)	(0.0%)	(48)	(0.1%)	35	(72.9%)
Income (loss) before taxes	(4,254)	(5.2%)	2,659	3.7%	(6,913)	(260.0%)
Income tax provision	909	1.1%	1,065	1.5%	(156)	(14.6%)
Net income (loss)	(5,163)	(6.3%)	1,594	2.2%	(6,757)	(423.9%)

Class A and Class B earnings (loss) per share:
Basic	$(0.38)		$0.12		$(0.50)	(416.7%)
Diluted	$(0.38)		$0.11		$(0.49)	(445.5%)

	Three months ended September 30,

Non-GAAP	2005		2004		Dollar	Percentage
	Amount	Percent	Amount	Percent	Increase	Increase
Net sales	$81,732	100.0%	$72,525	100.0%	$9,207	12.7%
Gross profit	25,958	31.8%	22,297	30.7%	3,661	16.4%
Selling, general and administrative expenses	21,615	26.4%	19,590	27.0%	2,025	10.3%
Income from operations	4,343	5.3%	2,707	3.7%	1,636	60.4%
Interest expense	(13)	(0.0%)	(48)	(0.1%)	35	(72.9%)
Income before taxes	4,330	5.3%	2,659	3.7%	1,671	62.8%
Income tax provision	1,720	2.1%	1,065	1.5%	655	61.5%
Net income	2,610	3.2%	1,594	2.2%	1,016	63.7%

Class A and Class B earnings per share:
Basic	$0.19		$0.12		$0.07	58.3%
Diluted	$0.19		$0.11		$0.08	72.7%

The following table sets fourth reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures. Compensation and other expenses related to the recapitalization plan are not expected to reoccur and their exclusion provides a consistent comparison to past results:

	Three months ended September 30, 2005

	GAAP	Adjustments	Non-GAAP

Selling, general and administrative expenses	$30,199	$(8,584)	$21,615
Income (loss) from operations	(4,241)	8,584	4,343
Income (loss) before taxes	(4,254)	8,584	4,330
Income tax provision	909	(811)	1,720
Net Income (loss)	$(5,163)	$7,773	$2,610

Class A and Class B
earning (loss) per share:
Basic	$(0.38)	$0.58	$0.19
Diluted	$(0.38)	$0.55	$0.19

The following tables set forth statements of income data and relative percentages of net sales for the six months ended September 30, 2005 and 2004 (dollar amounts in thousands, except per share amounts).

	Six months ended September 30,

GAAP	2005		2004		Dollar	Percentage
	Amount	Percent	Amount	Percent	Increase	Increase
Net sales	$153,877	100.0%	$134,146	100.0%	$19,731	14.7%
Gross profit	47,262	30.7%	40,065	29.9%	7,197	18.0%
Selling, general and administrative expenses	50,847	33.0%	37,077	27.6%	13,770	37.1%
Income (loss) from operations	(3,586)	(2.3%)	2,989	2.2%	(6,575)	(220.0%)
Interest expense	(15)	(0.0%)	(91)	(0.1%)	76	(83.5%)
Income (loss) before taxes	(3,601)	(2.3%)	2,898	2.2%	(6,499)	(224.3%)
Income tax provision	1,173	0.8%	1,167	0.9%	6	0.5%
Net income (loss)	(4,774)	(3.1%)	1,731	1.3%	(6,505)	(375.8%)

Class A and Class B earnings (loss) per share:
Basic	$(0.36)		$0.13		$(0.49)	(376.9%)
Diluted	$(0.36)		$0.12		$(0.48)	(400.0%)

	Six months ended September 30,

Non-GAAP	2005		2004		Dollar	Percentage
	Amount	Percent	Amount	Percent	Increase	Increase
Net sales	$153,877	100.0%	$134,146	100.0%	$19,731	14.7%
Gross profit	47,262	30.7%	40,065	29.9%	7,197	18.0%
Selling, general and administrative expenses	42,154	27.4%	37,077	27.6%	5,077	13.7%
Income from operations	5,107	3.3%	2,989	2.2%	2,118	70.9%
Interest expense	(15)	(0.0%)	(91)	(0.1%)	76	(83.5%)
Income before taxes	5,092	3.3%	2,898	2.2%	2,194	75.7%
Income tax provision	2,027	1.3%	1,167	0.9%	860	73.7%
Net income	3,065	2.0%	1,731	1.3%	1,334	77.1%

Class A and Class B earnings per share:
Basic	$0.23		$0.13		$0.10	76.9%
Diluted	$0.22		$0.12		$0.10	83.3%

The following table sets fourth reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures. Compensation and other expenses related to the recapitalization plan are not expected to reoccur and their exclusion provides a consistent comparison to past results:

	Six months ended September 30, 2005

	GAAP	Adjustments	Non-GAAP

Selling, general and administrative expenses	$50,847	$(8,693)	$42,154
Income (loss) from operations	(3,586)	8,693	5,107
Income (loss) before taxes	(3,601)	8,693	5,092
Income tax provision	1,173	(854)	2,027
Net Income (loss)	$(4,774)	$7,839	$3,065

Class A and Class B
earning (loss) per share:
Basic	$(0.36)	$0.58	$0.23
Diluted	$(0.36)	$0.56	$0.22